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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under captions "Selected Consolidated Financial Data," "Unaudited Pro Forma Consolidated Financial Data" and "Experts" and to the use of our reports dated April 30, 2001, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-60832) and related Prospectus of Pemstar Inc. We also consent to the use in this Registration Statement of our report, dated December 8, 1999, relating to the financial statements of Turtle Mountain Corporation.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44044) pertaining to the Pemstar Inc. 1994 Stock Option Plan, 1995 Stock Option Plan, 1997 Stock Option Plan, 1999 Amended and Restated Stock Option Plan, 2000 Stock Option Plan and 2000 Employee Stock Purchase Plan, of our reports dated April 30, 2001, with respect to the consolidated financial statements and schedule of Pemstar Inc. for the year ended March 31, 2001, included in this Registration Statement.

                                          /s/ Ernst & Young LLP

Minneapolis, Minnesota
June 4, 2001